Exhibit 10.2
SETTLEMENT AGREEMENT AND MUTUAL SPECIAL RELEASE
     1. PARTIES: The parties to this Settlement Agreement and Mutual Special Release (“AGREEMENT”) are WILLIAM MORRIS AGENCY, LLC (“WILLIAM MORRIS”) and RICK KRANIAK (“KRANIAK”), on the one hand, and PREMIER EXHIBITIONS, INC. (“PREMIER”) and JAM EXHIBITIONS, LLC (“JAM”), on the other.
     2. RECITALS: This AGREEMENT is made with reference to the following facts:
     2.1 On March 21, 2006, WILLIAM MORRIS filed a complaint in Los Angeles Superior Court entitled William Morris Agency, LLC v. Premier Exhibitions, Inc., Case No. SC089055 (the “ACTION”). By the ACTION, WILLIAM MORRIS seeks to recover commissions in the amount of approximately $1,200,000 relating to exhibitions entitled Bodies...The Exhibition featuring preserved human bodies (the “EXHIBITIONS”) produced by PREMIER in conjunction with JAM and Concert Promotions International (“CPI”).
     2.2 WILLIAM MORRIS never served its complaint in the ACTION on PREMIER as the parties were engaged in settlement negotiations and, consequently, PREMIER has not filed a responsive pleading in the ACTION. Nonetheless, PREMIER generally denies the allegations contained in the Complaint in the ACTION.
     2.3 By entering into this AGREEMENT, the parties now wish to resolve any disputes between them relating to the ACTION and to agree to the terms and conditions set out in the AGREEMENT in order to settle and dispose of, fully and completely, any and all claims arising therefrom.
3. OBLIGATIONS OF PREMIER AND JAM:
     3.1 PREMIER and JAM agree to pay WILLIAM MORRIS a total of $500,000 in $100,000 installments due on or before each of the following dates: June 1, 2006, November 1, 2006, June 1, 2007, November 1, 2007 and June 1, 2008. PREMIER and JAM are jointly and severally liable under this AGREEMENT.
     3.2 The failure to make any payment in a timely manner as required under paragraph 3.1, above, would be a breach of this AGREEMENT. If PREMIER and/or JAM do not cure such a breach within five business days after written notice pursuant to paragraph 9.12 of this AGREEMENT, PREMIER and JAM shall be in material breach of this AGREEMENT. The parties acknowledge and agree that the damage which would accrue from such a breach would be difficult to ascertain and, therefore the parties are making this provision for liquidated damages in the event of such a breach. Accordingly, in the event of such material breach, PREMIER and JAM shall be obligated, jointly and severally, to pay WILLIAM MORRIS a total of $600,000 as commissions relating to the EXHIBITIONS, which amount shall be become immediately due and payable. Any and all payments made under paragraph 3.1, above, shall be credited against this amount.

4. OBLIGATIONS OF WILLIAM MORRIS:
     4.1 Within five business days of the full execution of this AGREEMENT and receipt of the first installment payment required under paragraph 3.1, above, WILLIAM MORRIS will file a request for dismissal with prejudice of the entire ACTION and provide a conformed copy of such dismissal to PREMIER after it is entered by the Court.
     4.2 In the event of a breach as described in paragraph 3.2, above, WILLIAM MORRIS will give PREMIER and JAM an opportunity to cure the breach by giving notice pursuant to paragraph 9.12 of this AGREEMENT and waiting five business days thereafter before initiating any action.
     5. TERMINATION OF ALLEGED AGENCY RELATIONSHIP BETWEEN WILLIAM MORRIS AND PREMIER: WILLIAM MORRIS, on the one hand, and PREMIER, on the other hand, acknowledge and agree that the agency agreement between the parties with respect to the EXHIBITIONS alleged by WILLIAM MORRIS in its complaint in the ACTION is hereby terminated. Accordingly, except with respect to the obligations created by or arising out of this AGREEMENT, WILLIAM MORRIS, on the one hand, and PREMIER, on the other hand, acknowledge and agree that neither of them has any ongoing obligations to the other under any alleged agency agreement.
6. SPECIAL RELEASES AND PROMISES:
     6.1 Release By WILLIAM MORRIS and KRANIAK: Except with respect to the obligations created by or arising out of this AGREEMENT, WILLIAM MORRIS and KRANIAK, and each of them, for themselves and their respective affiliates, agents, employers, employees, representatives, attorneys, predecessors, successors and assigns, and each of them (the “WILLIAM MORRIS RELEASORS”), hereby release and absolutely and forever discharge PREMIER, JAM, CPI and Sam Tour, and each of them, and their respective affiliates, agents, officers, directors, employers, employees, representatives, attorneys, predecessors, successors and assigns (the “PREMIER RELEASEES”) from any and all claims, demands, grievances, liabilities, debts, accounts, obligations, costs, expenses, liens, actions and causes of action, of every kind and nature whatsoever, existing on the effective date of this AGREEMENT, whether known or unknown, anticipated or unanticipated, suspected or unsuspected, which the WILLLAM MORRIS RELEASORS, have or claim to have, now or hereafter, against the PREMIER RELEASEES, or any of them, arising out of or in connection with the EXHIBITIONS, the events described in the ACTION, the ACTION, the prosecution or defense of the ACTION or the negotiation and documentation of this AGREEMENT.
     6.2 Release by PREMIER and JAM: Except with respect to the obligations created by or arising out of this AGREEMENT, PREMIER and JAM, and each of them, for themselves, CPI and Sam Tour, and their respective affiliates, agents, employers, employees, representatives, attorneys, predecessors, successors and assigns, and each of them (the “PREMIER RELEASORS”), hereby release and absolutely and forever discharge WILLIAM MORRIS and KRANIAK, and each of them, and their respective affiliates, agents, officers, directors, employers, employees, representatives, attorneys, predecessors, successors and assigns (the “WILLIAM MORRIS RELEASEES”) from any and all claims, demands, grievances, liabilities, debts, accounts, obligations, costs, expenses, liens, actions and causes of action, of every kind and nature whatsoever, existing on the effective date of this AGREEMENT, whether known or unknown, anticipated or unanticipated, suspected or unsuspected, which the PREMIER RELEASORS have or claim to have, now or hereafter, against the WILLIAM MORRIS RELEASES, or any of them, arising out of or in connection with the EXHIBITIONS, the events described in the ACTION, the ACTION, the prosecution or defense of the ACTION or the negotiation and documentation of this AGREEMENT.
     6.3 Inapplicability of Civil Code §1542: Each of the parties to this AGREEMENT acknowledges and agrees that the releases contained in this AGREEMENT are special releases and that §1542 of the Civil Code of the State of California is not applicable. If and to the extent it should be determined that the releases contained in this AGREEMENT are not special releases, contrary to the parties’ acknowledged intention and agreement, each party specifically waives the benefit of the provisions of §1542 of the Civil Code of the State of California, which provides as follows:
     A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
     6.4 Waiver of Unknown Claims: Each party hereby acknowledges that such party is aware that such party may later discover facts in addition to or different from those which such party now knows or believes to be true with respect to the subject matter of this AGREEMENT and that it is such party’s intention, notwithstanding, to fully, finally and forever, settle and release all of the claims released by this AGREEMENT, known or unknown, suspected or unsuspected, which now exist, may exist or previously existed between the parties. In furtherance of such intention, the releases given in this AGREEMENT shall be and shall remain in effect as a full and completed release, notwithstanding the discovery or existence of any such additional or different facts. The parties, further, accept and assume the risk that such facts may turn out to be different from the facts now known or believed to be true by the parties and agree that the releases given in this AGREEMENT shall remain in all respects effective and shall not be subject to termination or rescission by reason of any such difference in fact.
7. REPRESENTATIONS AND WARRANTIES:
     7.1 Nor-Assignment: Each of the parties to this AGREEMENT hereby represents and warrants that such party has not heretofore assigned or transferred, or purported to assign or transfer, to any person whomsoever any of the claims, demands, grievances, liabilities, debts, accounts, obligations, costs, expenses, liens, actions or causes of action released by the terms of this AGREEMENT. Each party to this AGREEMENT further agrees to indemnify and hold harmless any other party from and against the assertion by any third party of any such claims, demands, grievances, liabilities, debts, accounts, obligations, costs, expenses, liens, actions or causes of action, including reasonable attorneys’ fees and costs incurred, arising out of or in connection with any such assignment or transfer by such party.
     7.2 Authority: Each person executing this AGREEMENT on behalf of a corporation or other legal entity warrants that he or she holds the position indicated beneath his or her signature and that he or she has been duly authorized by said corporation or other legal entity to execute this AGREEMENT on its behalf.
     8. SEVERABILITY: In the event that any covenant, condition or other provision of this AGREEMENT is held to be invalid, void or unenforceable, in whole or in part, by an arbitrator or any court of competent jurisdiction, the same shall be deemed severable from the remainder of this AGREEMENT and shall in no way affect, impair or invalidate any other covenant, condition or provision contained in this AGREEMENT. If any such covenant, condition or other provision shall be deemed invalid due to its scope or breadth, such covenant, condition or other provision shall be construed so as to be limited to the maximum scope or breadth permitted by law.
9. MISCELLANEOUS:
     9.1 Independent Advice: Each party to this AGREEMENT acknowledges and agrees that such party has had the opportunity throughout the negotiation and documentation of this AGREEMENT to seek representation by attorneys of the party’s choice and obtain advice with respect to the terms of this AGREEMENT and the effect of the releases given in this AGREEMENT. Each party to this AGREEMENT further acknowledges and agrees that such party has read this AGREEMENT, knows the contents of this AGREEMENT and, in executing this AGREEMENT, has relied solely on the party’s own judgment, belief and knowledge, and the advice and recommendations of the party’s attorneys and/or advisors, concerning this AGREEMENT, and has not been induced to enter into this AGREEMENT by any representation or statement of any other party not expressly contained in this AGREEMENT.
     9.2 Successors and Assigns: This AGREEMENT shall be binding upon and shall inure to the benefit of the parties to this AGREEMENT and their respective, affiliates, agents, representatives, heirs, spouses, successors and assigns.
     9.3 Integration: This AGREEMENT sets forth the entire agreement between the parties relating to the subject matter of this AGREEMENT. All agreements, covenants, representations and warranties, express or implied, oral or written, of the parties with regard to the subject matter hereof are incorporated in this AGREEMENT and the documents referred to herein which constitute the entire contract between the parties. No other agreements, covenants, representations or warranties, express or implied, oral or written, have been made by any party to any other party with respect to the subject matter of this AGREEMENT. All prior and contemporaneous conversations, negotiations, possible and alleged agreements, representations, covenants and warranties with respect to the subject matter hereof are waived, merged in this AGREEMENT and superseded by it. This AGREEMENT is an integrated agreement, its terms are intended by the parties as a final expression of their agreement with respect to the subject matter and may not be contradicted by evidence of any prior agreement or contemporaneous oral agreement. The parties further intend that this AGREEMENT and the documents referred to herein constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this AGREEMENT.
     9.4 No Admission of Liability: Each party acknowledges and agrees that this AGREEMENT accomplishes the compromise of disputed claims and is not intended to constitute an admission of liability, wrongdoing or error on the part of any party or their respective employees, agents, attorneys, representatives, or parent, subsidiary or affiliated companies. Any liability, wrongdoing or error is expressly denied by each party to this AGREEMENT.
     9.5 Additional Documents: In addition to the documents to be delivered as provided in this AGREEMENT, each of the parties agrees to execute and deliver such additional documents and take such other action as may be reasonably required to carry out the terms of this AGREEMENT.
     9.6 Titles and Captions: Titles and captions contained in this AGREEMENT are inserted as a matter of convenience and for reference, and are not intended and shall not be construed to define, limit, extend or otherwise describe the scope of this AGREEMENT or any provision of this AGREEMENT.
     9.7 Waiver: No breach of any provision of this AGREEMENT can be waived unless in writing. Waiver of any one breach of this AGREEMENT shall not be deemed to be a waiver of any other breach of that or any other provision of this AGREEMENT.
     9.8 Modification and Amendment: No modification or amendment of any of the terms or provisions of this AGREEMENT shall be binding upon any party to this AGREEMENT unless made in writing and signed by such party or by a duly authorized representative or agent of such party.
     9.9 Agreement to be Governed by California Law: This AGREEMENT shall be governed by and construed in accordance with the internal laws of the State of California applicable to contracts entered into and wholly performed within said state. Any action filed respecting the Parties’ rights or liabilities under or in connection with this Agreement must be filed in the County of Los Angeles, State of California. Should any such action be filed, the Parties agree to submit to the jurisdiction of the Court in which the lawsuit is filed and that service can be effected by mail to the addresses set forth in paragraph 9.12 of this AGREEMENT.
     9.10 No Construction: No party to this AGREEMENT or such party’s attorney shall be deemed to be the drafter of this AGREEMENT for purposes of interpreting or construing any of the provisions of this AGREEMENT. This AGREEMENT shall be interpreted in accordance with the fair meaning of its language and not strictly for or against any of the parties to this AGREEMENT.
     9.11 Attorneys’ Fees: In the event of any dispute respecting the Parties’ rights or liabilities under or in connection with this Agreement, the prevailing party in any proceeding to enforce or defend a claim under or relating to this Agreement shall be entitled to recover the costs incurred in connection with such dispute by such party including such party’s reasonable attorneys’ fees.
     9.12 Notices: Any notice that is required or permitted under this Agreement may be given by mail, courier, facsimile or hand delivery as follows:
If to PREMIER and JAM:

Premier Exhibitions, Inc. 281 Independence Blvd., Suite 440 Virginia Beach, Virginia 23462 Attention: Brian Wainger Facsimile No.: (757) 257-0380	JAM Exhibitions, LLC 207 West Goethe Street Chicago, Illinois 60610 Facsimile No.: (312) 951-6686 Attention: Arny Granat

With a copy to:	With a copy to:

Robert W. McFarland, Esq. McGuire Woods World Trade Center 101 West Main Street, Suite 9000 Norfolk, Virginia 23510-1655 Facsimile No.: (757) 640-3966	Jesse A. Criz, Esq. DLA Piper Rudnick Gray Cary US LLP 203 N. LaSalle, Suite 1900 Chicago, IL 60601-1293 Facsimile No.: (312) 630-6341
If to WILLIAM MORRIS and KRANIAK:

William Morris Agency, LLC One William Morris Place Beverly Hills, California 90210 Facsimile No.: (310) 248-5791 Attention: Peter Grosslight	Richard Kraniak 100 West Long Lake Road Bloomfield Hills, MI 48302 Facsimile No.: (248) 647-2356
     With a copy to:
Michael B. Garfinkel, Esq.

Rintala, Smoot, Jaenicke & Rees LLP

10351 Santa Monica Boulevard

Suite 400

Los Angeles, California 90025

Facsimile No.: (310) 556-8921
     Notices by courier, facsimile or hand delivery shall be deemed effective upon delivery. Notices by mail only shall be deemed effective three business days after mailing. Any party may change his or its address or facsimile number by notifying in writing the other Parties of his or its change of addresses.

     9.13 Execution in Counterparts: This Agreement may be executed in counterparts and when each party has signed and delivered at least one such counterpart to each of the other Parties, each counterpart shall be deemed an original, and all counterparts taken together shall constitute one and the same Agreement, which shall be deemed binding and effective as to all Parties. This Agreement may be executed via facsimile signatures, which shall have the same force and effect as if they were original signatures. Each of the Parties hereto shall, however, also provide original signatures to the other Parties, although the failure to do so shall not render this Agreement invalid.
     IN WITNESS WHEREOF, the parties hereto have executed and delivered this AGREEMENT as of June ___, 2006.

WILLIAM MORRIS AGENCY, LLC	PREMIER EXHIBITIONS, INC.

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JAM EXHIBITIONS, LLC

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